EXHIBIT 99.1

CURE Pharmaceutical Closes $10 Million Financing

- Funds will support the branding & product launch of Cure’s consumer products by newly acquired Sera Labs and the advancement of CURE’s clinical pharmaceutical pipeline -

OXNARD, Calif. -- November 2, 2020 -- CURE Pharmaceutical Holdings (OTC: CURR), a developer and manufacturer of innovative delivery formulations for drugs, supplements and wellness products, today announced that it has received the first tranche of $4 million of a committed financing of $10 million, after original issue discounts, through the issuance of convertible notes (the “Notes”). Axiom Capital Management, Inc. acted as the sole placement agent) in the transaction.

CURE may repay the obligations of the Notes in cash only, or the Notes may be converted upon election of the investor at a fixed price of $1.32 per share subject to certain adjustments.

“This financing will enable us to achieve a number of key company goals and sets the stage for making 2021 a breakout year for CURE,” stated Rob Davidson, CEO of CURE. “We have already set in motion the steps needed to drive progress in two key areas: driving strong sales growth of newly acquired Sera Labs, and advancing our clinical pharmaceutical pipeline, particularly CURE’s lead clinical development program for CUREfilm Blue™ (our trademarked name for sildenafil, or generic Viagra, to treat erectile dysfunction on our novel oral thin film technology).”

The securities sold in the financing transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. CURE has agreed to file a registration statement with the United States Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

For additional information on this financing transaction, see the associated Form 8-K which will be available in CURE’s public filings.

About CURE Pharmaceutical Holding Corp.

CURE Pharmaceutical® is the pioneering developer of CUREform™, a patented drug delivery platform that offers a number of unique immediate-release and controlled-release drug delivery technologies designed to improve drug efficacy, safety, and patient experience for a wide range of active ingredients. CURE’s delivery technologies include CUREfilm®, an advanced oral thin film; and CUREdrops™, an emulsion technology that can be incorporated into different dosage forms (film, tincture, beverages, etc.), among others. CURE’s proprietary clinical pipeline includes CUREfilm®Blue (sildenafil to treat erectile dysfunction), and CUREfilm®Canna (THC and CBD). As a vertically integrated company, CURE’s 25,000 square foot, FDA-registered, NSF® and cGMP-certified manufacturing facility enables it to partner with pharmaceutical and wellness companies worldwide for private and white-labeled production. CURE has partnerships in the U.S., China, Mexico, Canada, Israel, and other markets in Europe.

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Sera Labs

Wholly owned subsidiary, Sera Labs has redefined the beauty, health & wellness, and pet care sectors by using science-backed, proprietary formulations, exceptional ingredients, (including organic CBD), and combined them with innovative sales & marketing strategies. Sera Labs’ products are sold in major national drug store, grocery, and mass retail chains under the brand names Sera Labs™, SeraRelief™ and SeraTopical™. Sera Labs also sells its products via private labeled for major retailers and multi-level marketers. Consumers can also purchase Sera Lab’s products directly from its web site, which offers a compelling, opt-in subscription service for greater savings and broad accessibility to consumers worldwide. For more information visit: www.Seralabshealth.com and follow @theseralabs.

Forward-Looking Statements

Statements CURE makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. CURE intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements include, without limitation, the ability to successfully market the partnered products, the difficulty in predicting the timing or outcome of related research and development efforts, partnered product characteristics and indications, marketing approvals and launches of other products, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing, the acceptance and demand of new pharmaceutical products, the impact of patents and other proprietary rights held by competitors and other third parties and the ability to obtain financing on favorable terms. The forward-looking statements in this press release reflect CURE’s judgment as of the date of this press release. CURE disclaims any intent or obligation to update these forward-looking statements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Investors:

Ina McGuinness

investor@curepharma.com

805.427.1372

Media:

Deanne Eagle

deanne@planetcommunications.nyc

917.837.5866

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